UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 15, 2019

DEEP DOWN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18511 Beaumont Highway, Houston, TX 77049

(Address of principal executive offices) (Zip Code)

(281) 517-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 – Entry into a Material Definitive Agreement.

On August 15, 2019, Deep Down, Inc. (the “Company”) entered into a Transition Agreement with Mr. Ronald E. Smith, effective as of September 1, 2019 (the “Transition Agreement”). The Transition Agreement provides for Mr. Smith to serve as an independent consultant to the Company from September 1, 2019 through December 31, 2021.

Under the terms of the Transition Agreement, the Company agrees to pay Mr. Smith a severance payment of $250,000.00, payable in structured payments through December 31, 2019. Additionally, under the terms of the Transition Agreement, the Company agrees to pay Mr. Smith $41,769.80 per month, from September 1, 2019 through December 31, 2019, and $15,000 per month, from January 1, 2020 through December 31, 2021, in exchange for his services.

The foregoing description of the Transition Agreement contained herein is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 1.02 – Termination of a Material Definitive Agreement.

On August 15, 2019, as a result of entering into the Transition Agreement in connection with his resignation, the Company and Mr. Smith agreed to terminate the Employment Agreement effective January 1, 2016 between the Company and Mr. Smith (the “Employment Agreement”). The termination of the Employment Agreement is effective as of August 31, 2019. Except as set forth in the Transition Agreement, the parties’ obligations under the Employment Agreement were terminated.

The Employment Agreement was filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K, filed on March 31, 2017. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Principal Officers

On August 15, 2019, Mr. Ronald E. Smith resigned as Chief Executive Officer and as a member of the board of directors (the “Board”) of the Company, effective as of August 31, 2019. The resignation of Mr. Smith did not involve any disagreement with the Company.

Election of Directors

In connection with Mr. Smith’s resignation, the Board elected Mr. Charles Njuguna to replace Mr. Smith as a member of the Board effective as of September 1, 2019.

Appointment of Principal Officers

Also, in connection with Mr. Smith’s resignation, the Board appointed Mr. Njuguna, as the Company’s Chief Executive Officer, effective September 1, 2019. Mr. Njuguna has served in different roles with the Company since 2012, most recently serving as Chief Financial Officer. Mr. Njuguna has over 20 years of international business experience, including various operational and financial management roles in Africa, the UK and the US. Mr. Njuguna holds an MBA from the University of Texas at Austin.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Transition Agreement, dated effective as of September 1, 2019, between Deep Down, Inc. and Ronald E. Smith

99.1	Press Release issued by Deep Down, Inc. dated August 15, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEEP DOWN, INC.

By:	/s/ Charles K. Njuguna
Charles K. Njuguna
Chief Financial Officer

Date: August 15, 2019

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